AMENDMENT TO GROUND LEASE AGREEMENT

This Amendment to Ground Lease Agreement (the "Amendment") is made by Pilgrim Partnership, L.L.C., a Vermont Limited Liability Company, with principal place of business in Waterbury, Vermont (the "Landlord") and Green Mountain Coffee Roasters, Inc., (the "Tenant").

WHEREAS, Pilgrim Partnership, L.L.C. and Mayflower Management, L.L.C., have declared and established a condominium known as Pilgrim Commercial Park Condominiums (the "Condominium") as described and depicted in the Declaration of Pilgrim Commercial Park Condominiums and all Exhibits thereto, dated March 24, 2005 and recorded on March 28, 2005, in Book 233, Pages 163-234 of Deeds in the Town of Waterbury Land Records, as amended (collectively the "Declaration");

WHEREAS, under the Declaration, the Landlord is the current declarant;

WHEREAS, Pilgrim Partnership, L.L.C. entered into a Ground Lease Agreement with Green Mountain Coffee Roasters, Inc. dated April 14, 2005, subsequent to the recording of the Declaration (the "Ground Lease");

WHEREAS, while the parties desire to preserve the transaction reflected in the Ground Lease, certain modifications of the Ground Lease are required in order to conform its terms to the Declaration.

NOW THEREFORE, Landlord and Tenant hereby amend the Ground Lease as follows:

    Paragraph 1 is hereby deleted in its entirety and is amended and restated as follows:

    "1. Demised Premises. Landlord does hereby demise, let, rent and lease unto Tenant, and Tenant hereby leases and rents from Landlord's interest in Unit 3 of the Pilgrim Commercial Park Condominiums, together with an undivided percentage in the Common Elements apportioned thereto and together with the Limited Common Elements reserved to Unit 3 in the Declaration (the "Land") on the Plan of Pilgrim Commercial Park Condominiums, dated March 2005, prepared by Charles Grenier Consulting Engineer, P.C. and attached to the Declaration as Exhibit D, as same may amended from time to time, (the "Park Plan") and the non-exclusive right to use the roads, parking areas, open spaces and other common areas included within the condominium as Common Elements, subject to any limitations imposed by the Declaration. The Tenant shall have the exclusive right to use any areas designated in the Declaration as a Limited Common Element of Building 3, as defined in the Declaration, and Landlord hereby transfers to Tenant for the term of this Lease all rights of Landlord under Section 4.4(h) of the Declaration. A copy of the Park Plan is attached to the Ground Lease as Exhibit A. All references in this Lease to the "Land" shall be deemed to refer to Unit 3 and its related undivided interest in the Common Elements and Limited Common Elements reserved to Unit 3, except that in Sections 2, 4(b) and 5(b), all references to the "Land" shall be deemed to refer to Landlord's interest in Unit 3 and its related undivided interest in the Common Elements and Limited Common Elements reserved to Unit 3."

    Paragraph 5(a) is hereby deleted in its entirety and is replaced with the following:

"5. Option to Purchase.

(a) At all times during the first five (5) years of the term of this Lease, Tenant shall have the option to purchase (i) Landlord's entire interest in Unit 3, together with an undivided interest in the Common Elements and the Limited Common Elements reserved to Unit 3 in the Declaration and together with the development rights for the Limited Common Elements reserved to Unit 3 arising in favor of the owner of Unit 3 pursuant to Section 4.4(h) of the Declaration (collectively "Unit 3"), and (ii) Landlord's entire interest in Unit 1, together with an undivided interest in the Common Elements and the Limited Common Elements reserved to Unit 1 in the Declaration (collectively, "Unit 1") and (iii) the Future Development Rights reserved in the area designated on the Park Plan as Site C and Site J ("Future Development Rights Site C and Site J"), all as shown on Exhibit A and in each case at the applicable price set forth below. Tenant may exercise each of such options separately, except that Tenant shall only have the right to purchase the Future Development Rights Site C and Site J together, and then only if Tenant simultaneously purchases Landlord's entire interest in Unit 1. Such options may be exercised by written notice from Tenant to Landlord, given no later than the fifth (5th) anniversary of the commencement of the term of this Lease. If such notice has not been given by said fifth (5th) anniversary, then the purchase option described herein shall terminate. Landlord agrees that during the term of said option, it shall not transfer, convey or lease any rights in the land and buildings subject to said options to any party other than Tenant, and any mortgagee. If Tenant exercises its option to purchase Landlord's interest in Unit 3, then as part of the conveyance of said interest, Landlord will quitclaim to Tenant any interest of Landlord in the improvements forming a part of Unit 3. The purchase price for each such option (in each case, the "Purchase Price") shall be as set forth below:

  (1) Unit 3, including undivided interests in Common Elements and Limited Common Elements reserved to Unit 3 in the Declaration and development rights arising under Section 4.4(h) of the Declaration - Purchase Price - $750,000.00;

  (2) Unit 1, together with an undivided interest in the Common Elements and Limited Common Elements reserved to Unit 1 in the Declaration - Purchase Price - $3,800,000.00;

  (3) Future Development Rights Site C and Site J - Purchase Price - $950,000.00."

3. Paragraph 5(b) is hereby deleted in its entirety and is replaced with the following:

(b) If Tenant exercises any of the foregoing purchase options, Landlord shall convey the subject Unit or Future Development Rights Site C and Site J, as the case may be, to Tenant, or its designee, by warranty deed, conveying fee simple title to such land or building free and clear of all liens and other encumbrances. Closing of the transaction shall occur as soon as reasonably practicable. Rent and other payments due under this Lease or any other applicable lease between Landlord and Tenant shall be prorated to the date of closing. Taxes and Association Dues (each as defined in Section 7 below) shall also be prorated as of the closing. With respect to Unit 3, if Unit 3 has not been transferred to Tenant prior to the scheduled expiration of the then-current term of this Lease, said term shall automatically extend at the then-current rent until such transfer has been completed. Tenant shall be responsible for any transfer taxes payable with respect to any conveyance hereunder and Landlord shall be responsible for any capital gains tax, land tax or similar tax which may be payable in connection with such conveyance. If Tenant exercises its option to purchase the Future Development Rights Site C and Site J, Landlord's conveyance shall include all Special Declarant Rights (as defined by law) appurtenant to the development rights being conveyed, including specifically, but not by way of limitation, the right on the part of Tenant in its name to make, execute and record an amendment to the Declaration in form and content which satisfies the provisions of applicable law to effect the conversion of said development rights and the building or buildings and related improvements constructed by Tenant into a Unit or Units of the Pilgrim Commercial Park Condominium with the interest appurtenant to such Unit in the Common Elements of said Condominium (to be determined in accordance with the Declaration).

4. Paragraph 8(b) is hereby deleted in its entirety and replaced with the following:

"8(b). Landlord acknowledges that Tenant has an option to purchase Landlord's interest in Unit 3 together with an undivided interest in the Common Elements and the Limited Common Elements reserved to Unit 3 in the Declaration and the development rights described in Section 4.4(h) of the Declaration. Tenant may exercise its option to purchase Landlord's interest in Unit 3 pursuant to the terms of this Lease."

5. The parties acknowledge that the current version of the Park Plan incorrectly identifies the portion of Site D located south of Building 3 as "Reserved for Future Development Commercial/Industrial," when, in accordance with Section 3.2 of the Declaration, said land should have been identified as a Building 3 Limited Common Element. The parties agree that the text of the Section 3.2 of the Declaration supersedes the Park Plan with respect to this issue and Landlord agrees to cause the Park Plan to be corrected and to have said corrected version of the Park Plan recorded in the Town of Waterbury Land Records.

6. Except for the specific provisions amended herein, all of the original terms, conditions and provisions of the Ground Lease shall remain in full force and effect. Terms not otherwise defined herein shall have the same meaning as set forth in the Ground Lease, or to the extent applicable in the Declaration.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed by their respective duly authorized agents, this 15th day of November, 2005.

                                                            PILGRIM PARTNERSHIP, L.L.C.

                                                            By: /s/ Steve Van Esen
                                                            Its duly authorized agent

                                                            GREEN MOUNTAIN COFFEE ROASTERS, INC.

                                                            By: /s/ Frances G. Rathke
                                                            Its duly authorized agent

STATE OF VERMONT
COUNTY OF WASHINGTON, SS.

At Waterbury, in said County and State, this 15th day of November, 2005, personally appeared Steve Van Esen, Duly Authorized Agent of PILGRIM PARTNERSHIP, L.L.C., to me known, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of PILGRIM PARTNERSHIP, L.L.C.

                                                            Before me,

                                                            /s/ Paula Clement_
                                                            Notary Public

                                                            Notary commission issued in
                                                            Orange County
                                                            My commission expires: 2/10/07

STATE OF VERMONT
COUNTY OF WASHINGTON, SS.

At Waterbury, in said County and State, this 15th day of November, 2005, personally appeared Frances G. Rathke, Duly Authorized Agent of GREEN MOUNTAIN COFFEE ROASTERS, INC., to me known, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of GREEN MOUNTAIN COFFEE ROASTERS, INC.

                                                            Before me,

                                                            /s/ Paula Clement_
                                                            Notary Public

                                                            Notary commission issued in
                                                            Orange County
                                                            My commission expires: 2/10/07